Exhibit 99.1

UNDER ARMOUR REPORTS THIRD QUARTER FISCAL 2024 RESULTS;
TIGHTENS FISCAL 2024 OUTLOOK
BALTIMORE, Feb. 8, 2024 – Under Armour, Inc. (NYSE: UA, UAA) announced unaudited financial results for its third quarter fiscal 2024, which ended December 31, 2023. The company reports its financial performance following accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures described below under the "Non-GAAP Financial Information" paragraph.

“Despite a mixed retail environment during the holiday season, our third quarter revenue results were in line with our expectations; we were able to deliver better than anticipated profitability and remain on track to achieve our full-year outlook,” said Under Armour President and CEO Stephanie Linnartz. “As we close out fiscal 2024 and our strengthened leadership team begins to come up to speed in the quarters ahead - we are working to reset Under Armour toward a path of improved revenue growth and enhanced value creation in the future.”

Third Quarter Fiscal 2024 Review
•Revenue was down 6 percent to $1.5 billion (down 7 percent currency neutral).
–Wholesale revenue decreased 13 percent to $712 million, and direct-to-consumer revenue increased 4 percent to $741 million due to a 5 percent increase in owned and operated store revenue and a 2 percent increase in eCommerce revenue, which represented 45 percent of the total direct-to-consumer business in the quarter.
–North America revenue decreased 12 percent to $915 million, and international revenue increased 7 percent to $566 million (up 4 percent currency neutral). In the international business, revenue increased 7 percent in EMEA (up 2 percent currency neutral), 7 percent in Asia-Pacific (up 8 percent currency neutral), and 9 percent in Latin America (up 3 percent currency neutral).
–Apparel revenue decreased 6 percent to $1 billion. Footwear revenue was down 7 percent to $331 million. Accessories revenue was flat at $105 million.
•Gross margin increased 100 basis points to 45.2 percent, driven primarily by supply chain benefits related to lower freight expenses, partially offset by proactive inventory management actions, including a higher percentage of sales to the off-price channel and increased promotional activities in our direct-to-consumer business.
•Selling, general & administrative expenses were flat year over year at $602 million, including a $23 million litigation reserve expense. Adjusted selling, general & administrative expenses were down 4 percent to $579 million.
•Operating income was $70 million. Adjusted operating income was $92 million.
•Net Income was $114 million. Excluding a $50 million earn-out benefit in connection with the sale of the MyFitnessPal platform, the litigation reserve expense, and related tax impacts, the adjusted net income was $84 million.
•Diluted earnings per share was $0.26. Adjusted diluted earnings per share was $0.19.
•Inventory was down 9 percent to $1.1 billion.

•Cash and Cash Equivalents were $1 billion at the end of the quarter, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Share Buyback Update
Under Armour repurchased $25 million of its Class C common stock during the third quarter, reflecting 3.1 million shares retired. As of December 31, 2023, 45.6 million shares for $500 million had been repurchased, which concluded the company's two-year program, approved by the Board of Directors in February 2022.

Updated Fiscal 2024 Outlook
Key points related to Under Armour's fiscal year 2024 outlook include:
•Revenue is expected to be down 3 to 4 percent, tightening the previous expectation of a 2 to 4 percent decline.
•Gross margin is expected to be up 120 to 130 basis points, an increase from the prior expectation of a 100 to 125 basis point increase.
•Selling, general & administrative expenses are unchanged from the previous expectation of "flat to down slightly."
•Operating income is expected to reach $287 million to $297 million. Excluding the company's litigation reserve, adjusted operating income is expected to be $310 million to $320 million.
•Diluted earnings per share is expected to be $0.57 to $0.59, which includes $0.12 of after-tax benefit from the company's final earn-out in connection with the sale of the MyFitnessPal platform and $0.05 of negative impact from the company's litigation reserve. Excluding these net positive impacts of $0.07, the company expects its adjusted diluted earnings per share to be $0.50 to $0.52.
•Capital expenditures are now expected to reach between $210 million and $230 million versus the previous expectation of $230 million and $250 million.

Conference Call and Webcast
Under Armour will hold its third quarter fiscal 2024 conference call today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information
This press release refers to “currency-neutral” and "adjusted" results, as well as "adjusted" forward-looking estimates of the company's results for its 2024 fiscal year ending March 31, 2024. Management believes this information is helpful to investors to compare the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude changes in foreign currency exchange rates. References to adjusted financial measures exclude the effect of the company's litigation reserve expense and any gain or loss from divestitures (including associated earn-outs and expenses) and related tax effects. Management believes these adjustments are not core to the company’s operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per-share amounts are reported on a diluted basis.These supplemental non-GAAP financial measures should not be considered in isolation. They should be contemplated in addition to, and not as an alternative to, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, expectations regarding promotional activities, freight, product cost pressures, and foreign currency impacts, the impact of global economic conditions and inflation on our results of operations, our liquidity and use of capital resources, the development and introduction of new products, the implementation of our marketing and branding strategies, the future benefits and opportunities from significant investments, and the impact of litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions, including inflation, that could affect overall consumer spending in our industry; the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations, including impacts on the global supply chain; failure of our suppliers, manufacturers or logistics providers to produce or deliver our products in a timely or cost-effective manner; labor or other disruptions at ports or our suppliers or manufacturers; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and costs related to our supply chain (including labor); changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; loss of key customers, suppliers or manufacturers; our ability to effectively market and maintain a positive brand image; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflicts; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively meet the expectations of our stakeholders with respect to environmental, social and governance practices; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively drive operational efficiency in our business; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the statement’s date or to reflect unanticipated events.

# # #

Under Armour Contacts:
Lance Allega
SVP, Investor Relations & Corporate Development
(410) 246-6810

Amanda Miller
SVP, Chief Communications Officer
(408) 219-0563

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2023, and 2022
(Unaudited; in thousands, except per share amounts)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

	Three Months Ended December 31,				Nine Months Ended December 31,
in '000s	2023	% of Net Revenues	2022	% of Net Revenues	2023	% of Net Revenues	2022	% of Net Revenues
Net revenues	$1,486,095	100.0%	$1,581,781	100.0%	$4,369,817	100.0%	$4,504,723	100.0%
Cost of goods sold	814,914	54.8%	883,376	55.8%	2,338,905	53.5%	2,462,287	54.7%
Gross profit	671,181	45.2%	698,405	44.2%	2,030,912	46.5%	2,042,436	45.3%
Selling, general and administrative expenses	601,661	40.5%	603,746	38.2%	1,794,703	41.1%	1,793,884	39.8%
Income (loss) from operations	69,520	4.7%	94,659	6.0%	236,209	5.4%	248,552	5.5%
Interest income (expense), net	(211)	—%	(1,615)	(0.1)%	(2,210)	(0.1)%	(11,175)	(0.2)%
Other income (expense), net	49,636	3.3%	47,312	3.0%	36,822	0.8%	27,300	0.6%
Income (loss) before income taxes	118,945	8.0%	140,356	8.9%	270,821	6.2%	264,677	5.9%
Income tax expense (benefit)	4,999	0.3%	18,811	1.2%	38,464	0.9%	46,719	1.0%
Income (loss) from equity method investments	197	—%	72	—%	(51)	—%	(1,734)	—%
Net income (loss)	$114,143	7.7%	$121,617	7.7%	$232,306	5.3%	$216,224	4.8%

Basic net income (loss) per share of Class A, B and C common stock	$0.26		$0.27		$0.53		$0.48
Diluted net income (loss) per share of Class A, B and C common stock	$0.26		$0.27		$0.52		$0.47
Weighted average common shares outstanding Class A, B and C common stock
Basic	437,314		448,833		441,893		453,840
Diluted	448,435		458,990		452,208		463,750

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2023, and 2022
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended December 31,			Nine Months Ended December 31,
in '000s	2023	2022	% Change	2023	2022	% Change
Apparel	$1,016,707	$1,075,714	(5.5)%	$2,911,804	$2,982,410	(2.4)%
Footwear	331,000	354,389	(6.6)%	1,045,872	1,077,525	(2.9)%
Accessories	104,510	104,875	(0.3)%	316,305	312,823	1.1%
Net Sales	1,452,217	1,534,978	(5.4)%	4,273,981	4,372,758	(2.3)%
Licensing revenues	29,069	29,734	(2.2)%	82,787	90,992	(9.0)%
Corporate Other (1)	4,809	17,069	(71.8)%	13,049	40,973	(68.2)%
Total net revenues	$1,486,095	$1,581,781	(6.0)%	$4,369,817	$4,504,723	(3.0)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended December 31,			Nine Months Ended December 31,
in '000s	2023	2022	% Change	2023	2022	% Change
Wholesale	$711,699	$819,781	(13.2)%	$2,393,382	$2,559,621	(6.5)%
Direct-to-consumer	740,518	715,197	3.5%	1,880,599	1,813,137	3.7%
Net Sales	1,452,217	1,534,978	(5.4)%	4,273,981	4,372,758	(2.3)%
License revenues	29,069	29,734	(2.2)%	82,787	90,992	(9.0)%
Corporate Other (1)	4,809	17,069	(71.8)%	13,049	40,973	(68.2)%
Total net revenues	$1,486,095	$1,581,781	(6.0)%	$4,369,817	$4,504,723	(3.0)%

NET REVENUES BY SEGMENT

	Three Months Ended December 31,			Nine Months Ended December 31,
in '000s	2023	2022	% Change	2023	2022	% Change
North America	$915,387	$1,037,637	(11.8)%	$2,733,432	$2,958,816	(7.6)%
EMEA	284,049	265,250	7.1%	797,781	733,110	8.8%
Asia-Pacific	212,018	198,021	7.1%	646,315	600,415	7.6%
Latin America	69,832	63,804	9.4%	179,240	171,409	4.6%
Corporate Other (1)	4,809	17,069	(71.8)%	13,049	40,973	(68.2)%
Total net revenues	$1,486,095	$1,581,781	(6.0)%	$4,369,817	$4,504,723	(3.0)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities.

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2023, and 2022
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended December 31,				Nine Months Ended December 31,
in '000s	2023	% of Net Revenues (2)	2022	% of Net Revenues (2)	2023	% of Net Revenues (2)	2022	% of Net Revenues (2)
North America	$161,663	17.7%	$198,919	19.2%	$535,171	19.6%	$598,049	20.2%
EMEA	51,635	18.2%	30,947	11.7%	123,281	15.5%	85,023	11.6%
Asia-Pacific	16,014	7.6%	10,811	5.5%	86,020	13.3%	76,890	12.8%
Latin America	13,569	19.4%	5,805	9.1%	32,990	18.4%	19,216	11.2%
Corporate Other (1)	(173,361)	NM	(151,823)	NM	(541,253)	NM	(530,626)	NM
Income (loss) from operations	$69,520	4.7%	$94,659	6.0%	$236,209	5.4%	$248,552	5.5%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities. Corporate Other also includes expenses related to the Company's central supporting functions.
(2) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).

Under Armour, Inc.
As of December 31, 2023, and March 31, 2023
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	December 31, 2023	March 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,040,090	$711,910
Accounts receivable, net	691,546	759,860
Inventories	1,104,027	1,190,253
Prepaid expenses and other current assets, net	287,153	297,563
Total current assets	3,122,816	2,959,586
Property and equipment, net	714,183	672,736
Operating lease right-of-use assets	456,201	489,306
Goodwill	481,573	481,992
Intangible assets, net	8,002	8,940
Deferred income taxes	210,600	186,167
Other long-term assets	51,131	58,356
Total assets	$5,044,506	$4,857,083
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$80,919	$—
Accounts payable	699,431	649,116
Accrued expenses	322,780	354,643
Customer refund liabilities	160,786	160,533
Operating lease liabilities	143,425	140,990
Other current liabilities	58,841	51,609
Total current liabilities	1,466,182	1,356,891
Long-term debt, net of current maturities	595,124	674,478
Operating lease liabilities, non-current	654,216	705,713
Other long-term liabilities	155,964	121,598
Total liabilities	2,871,486	2,858,680
Total stockholders’ equity	2,173,020	1,998,403
Total liabilities and stockholders’ equity	$5,044,506	$4,857,083

Under Armour, Inc.
For the Nine Months Ended December 31, 2023 and 2022
(Unaudited; in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended December 31,
in '000s	2023	2022
Cash flows from operating activities
Net income (loss)	$232,306	$216,224
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	106,685	102,656
Unrealized foreign currency exchange rate (gain) loss	(904)	(19,424)
Loss on disposal of property and equipment	746	1,411
Amortization of bond premium and debt issuance costs	1,565	1,644
Stock-based compensation	33,163	29,362
Deferred income taxes	(24,430)	(132)
Changes in reserves and allowances	25,085	7,316
Changes in operating assets and liabilities:
Accounts receivable	55,912	1,026
Inventories	71,400	(401,551)
Prepaid expenses and other assets	(45,363)	(68,931)
Other non-current assets	42,149	(46,272)
Accounts payable	31,470	168,681
Accrued expenses and other liabilities	(42,630)	50,892
Customer refund liabilities	80	12,440
Income taxes payable and receivable	5,884	19,057
Net cash provided by (used in) operating activities	493,118	74,399
Cash flows from investing activities
Purchases of property and equipment	(132,796)	(147,620)
Earn-out from the sale of the MyFitnessPal platform	45,000	35,000
Net cash provided by (used in) investing activities	(87,796)	(112,620)
Cash flows from financing activities
Common shares repurchased	(75,000)	(125,000)
Employee taxes paid for shares withheld for income taxes	(2,428)	(868)
Proceeds from exercise of stock options and other stock issuances	2,443	2,809
Net cash provided by (used in) financing activities	(74,985)	(123,059)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	136	3,205
Net increase in (decrease in) cash, cash equivalents and restricted cash	330,473	(158,075)
Cash, cash equivalents and restricted cash
Beginning of period	727,726	1,022,126
End of period	$1,058,199	$864,051

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2023
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue, a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended December 31, 2023	Nine Months Ended December 31, 2023
Total Net Revenue
Net revenue growth - GAAP	(6.0)%	(3.0)%
Foreign exchange impact	(1.1)%	(0.2)%
Currency neutral net revenue growth - Non-GAAP	(7.1)%	(3.2)%

North America
Net revenue growth - GAAP	(11.8)%	(7.6)%
Foreign exchange impact	—%	0.3%
Currency neutral net revenue growth - Non-GAAP	(11.8)%	(7.3)%

EMEA
Net revenue growth - GAAP	7.1%	8.8%
Foreign exchange impact	(5.1)%	(3.5)%
Currency neutral net revenue growth - Non-GAAP	2.0%	5.3%

Asia-Pacific
Net revenue growth - GAAP	7.1%	7.6%
Foreign exchange impact	0.4%	3.5%
Currency neutral net revenue growth - Non-GAAP	7.5%	11.1%

Latin America
Net revenue growth - GAAP	9.4%	4.6%
Foreign exchange impact	(6.7)%	(8.7)%
Currency neutral net revenue growth - Non-GAAP	2.7%	(4.1)%

Total International
Net revenue growth - GAAP	7.4%	7.9%
Foreign exchange impact	(3.3)%	(1.4)%
Currency neutral net revenue growth - Non-GAAP	4.1%	6.5%

Under Armour, Inc.
For the Three and Nine Months Ended December 31, 2023
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the Company's condensed consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED SELLING GENERAL AND ADMINISTRATIVE EXPENSES

in '000s	Three months ended December 31, 2023	Nine months ended December 31, 2023
GAAP selling, general and administrative expenses	$601,661	$1,794,703
Add: Impact of litigation reserve	(22,500)	(22,500)
Adjusted selling, general and administrative expenses	$579,161	$1,772,203

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

in '000s	Three months ended December 31, 2023	Nine months ended December 31, 2023
GAAP income from operations	$69,520	$236,209
Add: Impact of litigation reserve	22,500	22,500
Adjusted income from operations	$92,020	$258,709

ADJUSTED NET INCOME (LOSS) RECONCILIATION

in '000s	Three months ended December 31, 2023	Nine months ended December 31, 2023
GAAP net income	$114,143	$232,306
Add: Impact of litigation reserve	22,500	22,500
Add: Impact of earn-out recorded in connection with the sale of the MyFitnessPal platform	(50,000)	(50,000)
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	700	700
Add: Impact of provision for income taxes	(3,109)	(3,109)
Adjusted net income	$84,234	$202,397

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three months ended December 31, 2023	Nine months ended December 31, 2023
GAAP diluted net income per share	$0.26	$0.52
Add: Impact of litigation reserve	0.05	0.05
Add: Impact of earn-out recorded in connection with the sale of the MyFitnessPal platform	(0.11)	(0.11)
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	—	—
Add: Impact of provision for income taxes	(0.01)	(0.01)
Adjusted diluted net income per share	$0.19	$0.45

Under Armour, Inc.
Outlook for the Year Ended March 31, 2024
(Unaudited; in millions, except per share amounts)

The tables below present the reconciliation of the Company's fiscal 2024 outlook presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ended March 31, 2024
	Low end of estimate	High end of estimate
GAAP income from operations	$287	$297
Add: Impact of litigation reserve	23	23
Adjusted income from operations	$310	$320

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

(in millions)	Year Ended March 31, 2024
	Low end of estimate	High end of estimate
GAAP diluted net income per share	$0.57	$0.59
Add: Impact of litigation reserve, net of tax	0.05	0.05
Add: Impact of earn-out recorded in connection with the sale of the MyFitnessPal platform, net of tax	(0.12)	(0.12)
Adjusted diluted net income per share	$0.50	$0.52

Under Armour, Inc.
As of December 31, 2023, and 2022
COMPANY-OWNED & OPERATED DOOR COUNT

	December 31,
	2023	2022
Factory House	183	177
Brand House	17	18
North America total doors	200	195

Factory House	173	165
Brand House	67	78
International total doors	240	243

Factory House	356	342
Brand House	84	96
Total doors	440	438